Warburg Pincus Private Equity VIII, L.P.
Bill Barrett Corporation (BBG)
December 9, 2004


                                                                    Exhibit 99.1
                                                                    ------------


                             CONTINUATION STATEMENT
                             ----------------------


1.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, New York 10017

3.   Name:     Jeffrey A. Harris
     Address:  466 Lexington Avenue
               New York, New York 10017


Designated Filer:                   Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:             Bill Barrett (BBG)
Date of Event Requiring Statement:  December 9, 2004

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Warburg Pincus Private Equity VIII, L.P.
Bill Barrett Corporation (BBG)
December 9, 2004


Note (1): Upon the closing of the Issuer's pending initial public offering, the outstanding shares of Series B Preferred Stock will convert automatically to common stock. The entities described in Note (2) below are the beneficial owners of a total of 22,000,000 shares of Series B Preferred Stock which will convert upon consummation of the offering into 10,081,278 shares of common stock.

Note (2): The stockholder is Warburg Pincus Private Equity VIII, L.P., a
          Delaware limited partnership, including certain affiliated funds (collectively "WP VIII"). Warburg Pincus & Co. ("WP"), a New York general partnership, serves as the sole general partner of WP VIII. Warburg Pincus LLC ("WP LLC"), a New York limited liability company, manages WP VIII. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, WP VIII, WP and WP LLC may be deemed to be the beneficial owners of the referenced shares. WP and WP LLC disclaim beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein. Jeffrey A. Harris is a partner of WP and a member and managing director of WP LLC. As such, Mr. Harris may be deemed to be the beneficial owner (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) of an indeterminate portion of the securities beneficially owned by WP and WP LLC. Mr. Harris is also a member of the board of directors of the Issuer. Mr. Harris disclaims any beneficial ownership of the securities reported herein as owned by WP VIII.

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Warburg Pincus Private Equity VIII, L.P.
Bill Barrett Corporation (BBG)
December 9, 2004


WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare                           12/9/04
    -------------------------------               ---------
Name:  Scott A. Arenare                              Date
Title: Partner


WARBURG PINCUS LLC

By: /s/ Scott A. Arenare                           12/9/04
    -------------------------------               ---------
Name:  Scott A. Arenare                              Date
Title: Managing Director


By: /s/ Jeffrey A. Harris                          12/9/04
    -------------------------------               ---------
Name:  Jeffrey A. Harris                             Date